Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for
Tender of Common Shares of Beneficial Interest
of

United Development Funding IV

(Not to be used for Signature Guarantee)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 2, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below), if (1) the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Attn: UDF IV Tender Offer

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to United Development Funding IV (the “Trust”), to the Dealer Manager, the Paying Agent, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to United Development Funding IV, a Maryland real estate investment trust (the “Trust”), at the price indicated below, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of the undersigned’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

NUMBER AND PRICE OF COMMON SHARES TENDERED
(See Instruction 5 of the Letter of Transmittal)

The undersigned hereby tenders the number of the Common Shares at $20.50 per Common Share:

Number of Common Shares to be tendered:                         . (cannot exceed the total number of Common Shares you own)

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ODD LOTS
(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if these holders have separate accounts representing fewer than 100 Common Shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of such Common Shares.

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2014

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Common Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such Common Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2014

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